[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

                                  July 30, 1999


E.I.I. Realty Securities Trust
667 Madison Avenue, 16th Floor
New York, New York  10021


                  Re:      E.I.I. Realty Securities Trust
                           File No.  333-45959
                           ------------------------------

Gentlemen:

          We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-45959 on Form N-1A.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP